SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 19, 2006
TransTechnology Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 7.01 Regulation FD Disclosure
On July 19, 2006, TransTechnology Corporation (OTC:TTLG) reported its financial results for the first quarter of its fiscal year ending March 31, 2007. Reference is made to the press release dated July 19, 2006, a copy of which is attached hereto as Exhibit 99.1 to this Form 8-K.
On July 19, 2006, the Company also announced that its application for listing of the American Stock Exchange (AMEX) has been approved by AMEX. Once a specialist is appointed, the Company expects its stock to be trading on the AMEX under the symbol BZC. Reference is made to the press release dated July 19, 2006, a copy of which is attached hereto as Exhibit 99.2 to this Form 8-K.
ITEM 8.01 Other Events
On July 19, 2006, TransTechnology Corporation announced that the stockholders of the Company at its annual meeting authorized the board of directors to effect a change of the Company’s name to Breeze-Eastern Corporation at such time as the board determines, but, in any event, prior to December 31, 2006.
The board of directors has directed the officers of the Company to file the appropriate amendment to the certificate of incorporation as soon as possible, but consistent with notice requirements under applicable statutes and regulations.
The Company also announced that John Dalton, a director of the Company since 1999, was elected chairman of the board at its organization meeting of the board of directors. Mr. Dalton, who served as Secretary of the Navy from 1993-1998, is the President of the Housing Policy Council of The Financial Services Roundtable in Washington, D.C.
Reference is made to the Company’s press release dated July 19, 2006, a copy of which is filed as Exhibit 99.2 to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired. None
(b) Pro Forma Financial Information. None
(c) Exhibits.

Exhibit	Description
99.1	Press Release of the Registrant issued July 19, 2006.

99.2	Press Release of the Registrant issued July 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSTECHNOLOGY CORPORATION
By:	/s/ Joseph F. Spanier
Joseph F. Spanier, Vice President, Chief Financial Officer and Treasurer

Date: July 20, 2006

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